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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Northgate Innovations, Inc. on Form S-1 of our report, dated April 12, 2002, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 12, 2002, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts," "Selected Financial Information," and "Summary Historical Financial Data" in such Prospectus.

/s/ Singer Lewak Greenbaum & Goldstein LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
June 14, 2004

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CONSENT OF INDEPENDENT AUDITORS